Exhibit 4.2

UR FINANCING ESCROW CORPORATION

as the Company,

UR MERGER SUB CORPORATION

as the Successor,

and

UNITED RENTALS, INC.

and

THE SUBSIDIARIES LISTED ON SCHEDULE I

as Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 30, 2012

$750,000,000

7.375% Senior Notes due 2020

FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of April 30, 2012, among UR Financing Escrow Corporation, a Delaware corporation (the “Company”), UR Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Holdings (as defined below) (the “Successor”), United Rentals, Inc., a Delaware corporation (“Holdings”), the Subsidiary Guarantors listed on Schedule I (together with Holdings, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of March 9, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 7.375% Senior Notes due 2020 (the “Securities”).

WHEREAS, the Company and the Successor have entered into an Agreement and Plan of Merger, dated April 30, 2012 (the “Merger Agreement”), which contemplates the filing of a certificate of merger with the Secretary of State of the State of Delaware providing for the merger (the “Merger”) of the Company with and into the Successor, with the Successor continuing its corporate existence under the laws of the State of Delaware as the surviving company of the Merger;

WHEREAS, Section 8.01 of the Indenture provides, among other things, that the Company may merge with or into another Person; provided that, among other things, (i) the Person formed by any merger with or into the Company (if other than the Company) expressly assumes by a supplemental indenture executed and delivered to the Trustee all of the obligations of the Company under the Securities and the Indenture and (ii) the Indenture, as so supplemented, remains in full force and effect;

WHEREAS, Section 9.01(i) of the Indenture provides, among other things, that the Indenture and Securities may be amended or supplemented without the consent of any Holder to provide for the assumption of the Company’s obligations to Holders in the case of a merger consummated pursuant to Article VIII of the Indenture;

WHEREAS, the Successor desires and has requested that the Trustee join in the execution of this Supplemental Indenture for the purpose of evidencing such assumption by the Successor;

WHEREAS, Section 10.16 of the Indenture provides that, to the extent not a party to the Indenture upon the original execution thereof, each Person required to become a Guarantor shall execute and deliver to the Trustee a supplemental indenture, pursuant to which it shall become a Guarantor under Article XIII of the Indenture and shall Guarantee the obligations of the Company (as defined in the Indenture) under the Indenture and the Securities;

WHEREAS, Section 9.01(i) of the Indenture provides, among other things, that the Indenture and Securities may be amended or supplemented without the consent of any Holder to add Guarantees with respect to the Securities;

WHEREAS, the Guarantors named herein desire to execute this Supplemental Indenture in order to evidence the Guarantors’ Guarantees under Article XIII of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the boards of directors of the Successor and the Guarantors; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Successor, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE ONE

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF

THE SUCCESSOR AND THE GUARANTORS

The Successor and each Guarantor represents, warrants and agrees with the Trustee as follows:

SECTION 1.1. It is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its respective state of formation as set forth in the preamble hereto.

SECTION 1.2. The execution, delivery and performance by it of this Supplemental Indenture has been authorized and approved by all necessary corporate, limited partnership or limited liability action, as applicable, on its part and this Supplemental Indenture is its valid and legally binding obligation, enforceable against it in accordance with its terms.

SECTION 1.3. The Merger will become effective in accordance with the laws of the State of Delaware when the certificate of merger, with respect to the Merger, is accepted by the Secretary of State of the State of Delaware (the time the Merger becomes effective being the “Effective Time”). Notice of the Effective Time shall be promptly provided by the Successor to the Trustee.

SECTION 1.4. The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect in accordance with its terms immediately after the execution of this Supplemental Indenture.

ARTICLE TWO

ASSUMPTION AND AGREEMENTS

SECTION 2.1. As of the Effective Time, the Successor hereby assumes the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Securities, and the due and punctual performance and observance of all other covenants, conditions and other obligations contained in the Indenture on the part of the Company to be performed or observed.

SECTION 2.2. Securities authenticated and delivered after the execution of this Supplemental Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in this Supplemental Indenture.

SECTION 2.3. The Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities, with the same effect as if the Successor had been named as “the Company” therein.

ARTICLE THREE

GUARANTEES OF THE SECURITIES

SECTION 3.1. As of the Effective Time, the Guarantors named herein hereby agree, jointly and severally with all other Guarantors, to guarantee the Successor’s obligations under the Indenture and the Securities on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by all other applicable provisions of the Indenture applicable to “Guarantors.”

ARTICLE FOUR

MISCELLANEOUS

SECTION 4.1. Effectiveness. This Supplemental Indenture shall be effective upon execution by the parties hereto.

SECTION 4.2. Recitals. The recitals contained herein shall be taken as the statements of the Successor and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Supplemental Indenture.

SECTION 4.3. Governing Law. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 4.4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 4.5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

UR FINANCING ESCROW CORPORATION, as the Company

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice President and Treasurer

UR MERGER SUB CORPORATION, as the Successor

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice President and Treasurer

UNITED RENTALS, INC., as a Guarantor

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Senior Vice President and Treasurer

INFOMANAGER, INC., as a Guarantor

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice President and Treasurer

UNITED RENTALS (DELAWARE), INC., as a Guarantor

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice President and Treasurer

[Signature Page to 2020 Notes Supplemental Indenture]

UNITED RENTALS FINANCING LIMITED PARTNERSHIP, BY UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC, ITS GENERAL PARTNER, as a Guarantor

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice President and Treasurer

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC, BY UNITED RENTALS (NORTH AMERICA), INC., ITS SOLE INITIAL MEMBER, as a Guarantor

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Senior Vice President and Treasurer

UNITED RENTALS REALTY, LLC, BY UNITED RENTALS (NORTH AMERICA), INC., ITS MANAGING MEMBER, as a Guarantor

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Senior Vice President and Treasurer

WYNNE SYSTEMS, INC., as a Guarantor

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice President and Treasurer

[Signature Page to 2020 Notes Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko
Name:	Yana Kislenko
Title:	Vice President

[Signature Page to 2020 Notes Supplemental Indenture]

SCHEDULE I

SUBSIDIARY GUARANTORS

Subsidiary Guarantor	Place of Formation
InfoManager, Inc.	Texas
United Rentals (Delaware), Inc.	Delaware
United Rentals Financing Limited Partnership	Delaware
United Rentals Highway Technologies Gulf, LLC	Delaware
United Rentals Realty, LLC	Delaware
Wynne Systems, Inc.	California